WESTERN WIND ENERGY CORP.

Consolidated Financial Statements

April 30, 2004

Index

Notice to Reader

Consolidated Balance Sheet

Consolidated Statement of Operations and Deficit

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

NOTICE TO READER

We have compiled the consolidated balance sheet of Western Wind Energy Corp. as at April 30, 2004 and the consolidated statements of operations and deficit and cash flows for the period then ended from information provided by management. We have not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information. Readers are cautioned that these statements may not be appropriate for their purposes.

"Ellis, Foster"

Vancouver, Canada

June 18, 2004 Chartered Accountants
WESTERN WIND ENERGY CORP.

Consolidated Balance Sheet
(Unaudited-See Notice to Reader)
		April 30	January 31
		2004	2004
ASSETS
Current
Cash and cash equivalents		$437,801	$274,873
Prepaid expenses and deposits		28,566	6,861
Refundable tax credits		31,976	17,900

		498,343	299,634

Investment deposit		172,020	172,020

Properties and equipment (Note 2)		2,392,537	2,000,884

Intangible asset		375,000	375,000

Deferred charges		452,500	453,375

		$3,890,400	$3,300,913

LIABILITIES

Current
Accounts payable and accrued liabilities		$109,835	$85,810
Due to related party		18,000	19,952
Note payable (note 3)		66,595	66,595

		194,430	172,357

SHAREHOLDERS' EQUITY

Share capital (Note 4)		7,705,895	6,755,996

Share subscriptions received		72,091	35,498

Contributed surplus		990,156	742,564

Deficit		(5,072,172)	(4,405,502)

		3,695,970	3,128,556

		$3,890,400	$3,300,913

Commitments (Note 8)

Subsequent events (Note 9)

Approved by the Directors:	"Jeffrey Ciachurski"	"Claus Andrup"
	Jeffrey Ciachurski	Claus Andrup
WESTERN WIND ENERGY CORP.

Consolidated Statement of Operations and Deficit
Three Months Ended April 30, 2004 and 2003
(Unaudited-See Notice to Reader)
	Period
	January 5, 1998	Three	Three
	(inception) to	Months ended	Months ended
	April 30	April 30	April 30
	2004	2004	2003

Revenue
Proceeds from sale of mineral claims	72,530	-	-
Costs of mineral claims sold	(5,767)	-	-

	66,763	-	-

Expenses
Accounting and audit	$141,464	$9,680	$6,000
Amortization-discount on promissory note	22,487	-	2,431
Amortization-deferred charges	7,380	4,755	-
Amortization-equipment	21,931	2,339	2,795
Automobile	43,467	10,491	-
Corporate Communications Consulting	26,902	6,502	-
Due diligence	20,700	-	-
General exploration	3,950	-	-
Interest expense on promissory note	24,056	-	5,450
Legal	528,227	66,037	2,888
Listing and filing	72,106	4,515	6,436
Management fee	261,500	19,500	7,500
Office and miscellaneous	234,880	24,663	22,580
Project development (Note 6)	1,629,318	215,896	111,048
Promotion	25,029	8,732	479
Rent	32,757	5,057	-
Secretarial and administration	111,580	10,582	7,500
Sponsorship fee	86,754	-	-
Stock based compensation	990,156	247,592	25,270
Telephone	44,183	10,887	3,984
Travel	266,782	19,937	29,204
Foreign exchange	4,294	-	-

	4,599,903	667,165	233,565

Operating loss	(4,533,140)	(667,165)	(233,565)

Interest income	13,364	495	-
Loss on sale of marketable securities	(2,156)	-	-
Write off of mineral interests	(541,007)	-	-
Writedown of marketable securities	(15,000)	-	-
Debt forgiven	5,767	-	-

Loss for the period	(5,072,172)	(666,670)	(233,565)

Deficit, beginning of period	-	(4,405,502)	(2,801,993)

Deficit, end of period	(5,072,172)	$(5,072,172)	$(3,035,558)

Loss per share-basic and diluted		$-0.05	$-0.02

Weighted average number of
common shares outstanding
-basic and diluted		13,086,216	9,586,371
WESTERN WIND ENERGY CORP.

Consolidated Statement of Cash Flows
Three Months Ended April 30, 2004 and 2003
(Unaudited-See Notice to Reader)
	Period
	January 5, 1998	Three	Three
	(inception) to	Months ended	Months ended
	April 30	April 30	April 30
	2004	2004	2003

Cash flows from (used in) operating activities
Loss for the period	$(5,072,172)	$(666,670)	$(233,565)
Adjustment for items not involving cash:
-amortization-discount on promissory note	22,487	-	2,431
-amortization-deferred charges	4,964	2,339
-amortization-equipment	24,347	4,755	2,795
-loss on sale of marketable securities	2,156
-writedown of marketable securities	15,000
-write off of mineral interests	541,007
-debt forgiven	(5,767)
-legal expenses settled through the
issuance of shares	15,000
-Stock based compensation expense	990,156	247,592	25,270

	(3,462,822)	(411,984)	(203,069)
Change in non-cash working capital items:
- refundable tax credits	(31,976)	(14,076)	(1,024)
- prepaid expenses	(28,566)	(21,705)	(53)
- accounts payable and accrued liabilities	109,832	24,025	(53,638)
- due to a director	5,767	-	-

	(3,407,765)	(423,740)	(257,784)

Cash flows from (used in) financing activities
Proceeds from share issuance and subscriptions	7,260,500	986,493	382,207
Due to related party	18,000	(1,952)	(23,678)
Note payable	64,595	-	5,450

	7,343,095	984,541	363,979

Cash flows used in investing activities
Purchase of properties and equipment	(2,418,349)	(397,873)	(127,952)
Acquisition of mineral interests	(191,072)	-	-
Deferred exploration costs	(349,932)	-	-
Purchase of marketable securities	(43,500)	-	-
Investment deposit	(170,020)	-	-
Proceeds from sales of marketable securities	26,344	-	-
Increase in deferred charges	(351,000)	-	-

	(3,497,529)	(397,873)	(127,952)

Increase (decrease) in cash and cash equivalents	437,801	162,928	(21,757)

Cash and cash equivalents, beginning of period	-	274,873	1,679

Cash and cash equivalents (deficiency), end of period	437,801	$437,801	$(20,078)

  Basis of Presentation

  These interim financial statements have been prepared using the same accounting policies and methods of their application as the most recent annual financial statements of the Company. These interim financial statements do not include all disclosures normally provided in the annual financial statements and should be read in conjunction with the Company's audited financial statements for the year ended January 31, 2004. In management's opinion, all adjustments necessary for fair presentation have been included in these interim financial statements. Interim results are not necessary indicative of the results expected for the fiscal year. Certain comparative figures have been reclassified to conform to the current period's presentation.

  Plant and Equipment
	Three Months ended April 30, 2004	Fiscal year ended January 31, 2004
Land-Arizona Project	$294,937	$294,937
Land-California Project	1,955,594	1,606,936
Equipment, net of amortization	142,006	99,011
Balance, April 30, 2004	$2,392,537	$2,000,884

  Note Payable

  Note payable of $66,595 represents the amount due to a director of the Company who obtained two bank loans from a financial institution to assist the Company in the acquisition of land in 2003. The note payable, secured by the property of the Company, bears interest at 10% per annum and is due on demand.

  Share Capital
  Authorized: 100,000,000 common shares without par value.
  Issued:
	Shares	Amount
Balance, January 31, 2004	12,141,491	$6,755,996
Exercise of warrants ranging from $0.50 to $1.30 per share	1,332,247	881,899
Exercise of stock options at $0.20 per share	55,000	11,000
Private placement at $3.00 per share, net of share issuance costs of $6,000	21,000	57,000
Balance, April 30, 2004

  1,150,000 shares are held in escrow, the release of which is subject to the direction of the regulatory authorities having jurisdiction.
  Share purchase warrants outstanding as at April 30, 2004:
Number of Warrants	Exercise Price	Expiry Date
421,186	$1.30 (1st year)	May 5, 2004
	$1.60 (2nd year)	May 5, 2005
165,000	$1.50	December 23, 2004
1,705,753	$1.13	June 17, 2004
620,500	$1.30 (1st year)	September 15, 2004
	$1.60 (2nd year)	September 15, 2005
110,000	$1.30 (1st year)	October 6, 2004
	$1.60 (2nd year)	October 6, 2005
215,333	$3.50 (1st year)	January 28, 2005
	$4.00 (2nd year)	January 28, 2006
21,000	$3.50 (1st year)	February 4, 2005
	$4.00 (2nd year)	February 4, 2006
3,258,772

Each warrant entitles the holder to acquire one common share of the Company.
  Stock Options

  The Company has adopted a stock option plan (the "Plan") and allotted and reserved up to an aggregate of 1,800,000 common shares to be issued upon exercise of options to be granted pursuant to the Plan. The Company applied the fair value method to account for stock options granted to employees and directors on and after February 1, 2003. During the period, the Company recorded $247,592 stock based compensation expenses on options vested in the period. There was no stock option granted during the period.

  A summary of stock option information for the period ended April 30, 2004 is as follows:

	Shares	Weighted Average Exercise Price
Options outstanding at January 31, 2004 and April 30, 2004	1,812,500	$ 1.43
Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (yrs.)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.01 - $1.00	562,500	2.22	$0.56	562,500	$0.56
$1.01 - $2.00	600,000	3.03	$1.18	525,000	$1.20
$2.01-$3.00	650,000	4.50	$2.41	150,000	$2.40
	1,812,500	3.31	$1.43	1,237,500	$1.05
  Project Development Expenses
	Cumulative May 1, 2001 to April 30, 2004		Three Months Ended April 30 2004		Three Months Ended April 30 2003

Automotive	$66,086		$4,555		$3,243
Consulting and related expenses	572,867		76,401		42,369
Evaluation reports	46,133		-		-
Feasibility and technical services	243,689		41,064		8,498
Project management	377,562		35,185		37,707
Public relation and administration	212,393		49,390		10,000
Travel	110,588		9,301		9,231
	$1,629,318	$		$

  6. Project Development Expenses (continued)

  Project development expenses are allocated to individual projects as follows:

	Cumulative May 1, 2001 to April 30, 2004	Three Months Ended April 30 2004	Three Months Ended April 30 2003

Arizona Project	$751,416	$53,974	$27,762
California Project	616,154	107,948	55,524
New Brunswick Project	261,748	53,974	27,762
	$1,629,318	$215,896	$111,048

  The Company commenced its wind energy projects on May 1, 2001. Prior to May 1, 2001, the Company was in the mineral exploration business.

  Related Party Transactions

  During the period, the following expenses were accrued/paid to directors and parties related to the directors of the Company:

	2004	2003

Management fees	$ 19,500	$ 7,500
Project development	44,300	37,707
Secretarial and administrative	7,500	7,500
  Commitments
  The Company is committed to a land lease agreement with a lessor for a term of 50 years commencing from September 1, 2002 to August 31, 2052. The Company is required to pay the lessor as follows:
      For the 14 years after commencement of the "operation of the wind farm" on the permanent site to pay the lessor
    1.4% of actual annual gross sale revenue from energy production on the permanent site; and
    minimum advance payment of US$225,000 to be deducted from future production.

8. Commitments (continued)

      After the 14 years and until the termination of the lease, to pay the lessor
    2% of the actual annual gross sale revenue from energy production on the permanent sites; and

additional annual rent equal to 10% of the amount due under 2% of actual annual gross sale, payable to a charity to be designated by the lessor, but in no event shall the additional rent exceed $50,000 per year.
  The Company is committed to a land lease agreement with a lessor for a term of 30 years commencing December 10, 2002 and ending December 10, 2032. The Company is required to commence construction of permanent wind energy conversion facilities by June 1, 2005 otherwise this agreement shall terminate effective June 1, 2005. The agreement required the Company to pay the lessor annual rent equal to:
    1.55% of the actual annual sale revenue for the first 3 years after commencement of the "operation of the wind farm" on the permanent sites;
    1.9% of the actual annual sales revenue for the 4th year to 7th year;
    2.2% of the actual annual sales revenue for the 8th year to 11th year;
    2.5% of the actual annual sales revenue for the 12th year to the end of lease term; and
    If any additional revenue from the sale of CO2 emission reduction credit, the Company shall pay to the rate sets out above.
  On April 10, 2003, the Company's wholly own subsidiary, Verde Resources Corporation ("VRC"), entered into a Windfarm Easement Agreement ("Agreement") covering approximately 8,300 acres of land in Arizona with REMO LLC, an Arizona limited liability company. The terms of the lease is not to exceed thirty (30) years commencing upon the date of the Agreement. Pursuant to the Agreement, the Company agreed to issue to REMO 100,000 common shares (issued). The Agreement also provides that VRC will pay REMO a royalty of 3.5% of gross operating proceeds from net energy sales with a minimum annual royalty payable of US$580,000, commencing no later than March 21, 2005.
  A former director of the Company's wholly owned subsidiary, Eastern Wind Power Inc., has commenced an action against the Company claiming rights to 50,000 stock options. The management of the Company assessed the claim and concluded that it has no merit. The lawsuit is still pending and the outcome is indeterminable at this time.
  Subsequent Events
  On May 3, 2004, the Company's wholly own subsidiary, Verde Resources Corporation ("VRC") entered into a Master Power Purchase and Sale Agreement ("Master Agreement") with Arizona Public Service Company ("APS"), a company organized under the laws of the State of Arizona. Pursuant to the Master Agreement, APS will purchase from VRC 15 megawatts of wind energy electrical generation.
  Subsequent to the period, the Company granted 200,000 incentive stock options to an officer of its wholly owned subsidiary, Verde Resources Corporation, at an exercise price of $1.44 per share exercisable until May 20, 2009.
  Subsequent to the period, the Company issued 268,286 common shares at a range of $1.13 to $1.30 per share pursuant to the exercise of warrants.